Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-290539) of The Western Union Company, and
(2)
Registration Statement (Form S-8 Nos. 333-279547, 333-204183, and 333-137665) pertaining to The Western Union Company 2024 Long-Term Incentive Plan, The Western Union Company 2015 Long-Term Incentive Plan, The Western Union Company 2006 Long-Term Incentive Plan, The Western Union Company 2006 Non-Employee Director Equity Compensation Plan, and The Western Union Company Supplemental Incentive Savings Plan

of our reports dated February 20, 2026, with respect to the consolidated financial statements of The Western Union Company and the effectiveness of internal control over financial reporting of The Western Union Company included in this Annual Report (Form 10-K) of The Western Union Company for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Denver, Colorado
February 20, 2026